EXHIBIT 32.1

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with this Quarterly Report of Spartan Business Services Corporation (the “Company”) on Form 10-Q for the period ending November 30, 2009, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Molly Blaszczak, Chief Executive Officer and Chief Accounting Officer of the Company, certifies to the best of his knowledge, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 that:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

By:   /s/ Molly Blaszczak
       Molly Blaszczak
       Chief Executive Officer, President,
       Chief Accounting Officer, Chief Financial
       Officer, Secretary, and Director

Dated: March 1, 2010